                                                       CONTACT: R. Gregory Lewis
                                                                (615)269-1900


                       J. ALEXANDER'S CORPORATION REPORTS
                  YEAR END AND FOURTH QUARTER RESULTS FOR 2004


     NASHVILLE, Tenn., Apr. 15, 2005 --- J. Alexander's Corporation (AMEX: JAX) today announced operating results for the year and fourth quarter ended January 2, 2005. The fiscal year just ended included 53 weeks, compared to 52 weeks in the prior annual reporting period, while the fourth quarter of 2004 included 14 weeks as compared to 13 weeks in the final period a year earlier.

     "We are pleased with our performance for the year and for the quarter," said Lonnie J. Stout II, chairman, president and chief executive. "We achieved excellent same store sales performance for the year by maintaining our guest counts while increasing menu prices approximately 5% in response to extremely high levels of input costs in virtually every major food cost category. Our beef input prices alone increased by an estimated 13% to 14% in March of 2004, and beef accounts for 28% of our cost of sales. We also experienced significant increases in poultry, dairy and produce costs for much of the year."

     For the year ended January 2, 2005, J. Alexander's Corporation reported net sales of $122,918,000, up from net sales of $107,059,000 recorded in the previous year.

     Income before income taxes for the most recent year reached $4,378,000, up from income before income taxes of $2,158,000 recorded in the prior year. Results for 2003 included pre-opening expenses of $897,000 while no pre-opening expenses were

J. Alexander's Corporation Reports - Page 2


included in 2004. Results for 2003 also included $552,000 of non-cash compensation expense recognized in connection with the variable plan stock option awarded in 1999, compared to $18,000 in 2004.

     Both the full year and fourth quarter of 2004 included a $1,531,000 favorable adjustment to the Company's deferred income tax provisions resulting from a reduction in the beginning of the year valuation allowance on the Company's deferred tax assets based on the expectation of using these assets in the future. The effect of this item was to increase earnings per diluted share by $.23 for both the year and fourth quarter.

     In the previous year, the Company's full year and fourth quarter included a $1,475,000 favorable adjustment to its deferred income tax provisions. The effect of this item was to increase earnings per diluted share by $ .22 for both the fourth quarter and full year.

     Net income for the year just ended was $4,822,000, or $.71 per diluted share, as compared to net income of $3,280,000, or $ .49 per diluted share, achieved in 2003.

     "It is important to note," Stout continued, "that while we consider our overall performance in 2004 to have been very good in light of the cost pressures we experienced, we do not consider our operating performance to have improved as much as is indicated by the improvement of over 100% in reported pre-tax income or even the 55% improvement in reported operating income for 2004 over 2003." Improvement in both of these key measures was affected by the inclusion of pre-opening expenses and

J. Alexander's Corporation Reports - Page 3

non-cash compensation expense associated with a variable stock option in the 2003 results, with virtually no corresponding expenses incurred in 2004. Also reflected in the Company's 2004 operating results is the benefit of an extra week in the fiscal year as compared to the previous year as well as a non-recurring property gain of $117,000.

     For the 53 weeks ended January 2, 2005, J. Alexander's Corporation reported average weekly same store sales of $88,500, up 7.9% from $82,000 recorded in the 52 weeks of 2003. Excluding the last week of the most recent year, the Company's average weekly same store sales per restaurant were $88,100, up 7.4% from $82,000 recorded in 2003. These same store sales results are based on 25 restaurants open for more than 18 months.

     J. Alexander's Corporation had average weekly sales per restaurant of $85,800 for the 53 weeks ended January 2, 2005, up 5.1% from $81,600 posted in the 52 weeks of 2003. Excluding the last week of the most recent year, J. Alexander's Corporation's average weekly sales per restaurant rose to $85,400, up 4.7% from $81,600 achieved in 2003.

     For the fourth quarter of 2004, the Company's net sales climbed 18.1% to $33,488,000 from net sales of $28,362,000 recorded in the fourth period of 2003. Included in the increase for 2004 were sales of approximately $2,850,000 recorded for the extra week included in the quarter.

     Income before income taxes for the fourth quarter of 2004 reached $1,747,000, up from income before income taxes of $446,000 achieved in the fourth quarter of 2003. Net

J. Alexander's Corporation Reports - Page 4

income for the fourth quarter of 2004 was $3,033,000, or $.45 per diluted share, as compared to net income of $2,078,000, or $ .31 per diluted share, achieved in the last period of 2003.

     For the 14-week quarter just ended, J. Alexander's Corporation reported average weekly same store sales per restaurant of $90,300, up 7.9% from $83,700 recorded in the 13 weeks of the final period in 2003. Excluding the last week of the quarter in 2004, the Company's average weekly same store sales per restaurant were $88,900, up 6.2% from the comparable period of 2003. These same store sales results are based on 25 restaurants open for more than 18 months.

     For the 14-week quarter of 2004, J. Alexander's Corporation had average weekly sales per restaurant of $87,900, up 6.9% from $82,200 posted in the 13 weeks of the fourth quarter of 2003. Excluding the last week of the quarter of 2004, the Company's average weekly sales per restaurant reached $86,600, up 5.4% from $82,200 achieved in the corresponding quarter a year earlier.

     "We continued to post solid sales gains throughout the fourth quarter of 2004," Stout said. "While our overall performance was very positive, our results during the final period of 2004 continued to be adversely impacted by the persistence of high food costs and continued operating losses in our two newest restaurants opened in the fourth quarter of 2003."

     According to Stout, the Company's cost of sales increased to 33.4% for the fourth quarter of 2004 from 33.1% in the final period of 2003. "Although the cost of sales

J. Alexander's Corporation Reports - Page 5

moderated slightly in the final months of 2004, it remained at a high level as the year closed," Stout said.

     During the fourth quarter of 2004, J. Alexander's Corporation did not record any pre-opening expenses, while for the fourth period of 2003, the Company incurred pre-opening expenses of $458,000. Also, the Company recorded $223,000 of non-cash compensation expense in the fourth quarter of 2003 in connection with a variable plan stock option award granted to the Company's CEO in 1999.

     "We are pleased with the steady growth in sales, which is continuing into 2005," Stout said. "The pressure on operating margins from high input costs remains a challenge. In an effort to offset at least a portion of the cost pressures we are experiencing, we recently increased our prices for selected menu items and changed our menu pricing format to modified a la carte pricing for beef and seafood entrees. Under the modified a la carte format, menu prices of beef and seafood entrees which previously included a dinner salad decreased by $1.00 to $2.00 in many locations (although increasing in certain major market locations), but no longer include a salad. If desired, a salad can be added for an additional charge of $4.00. We believe these changes should reduce our cost of sales as a percentage of sales, but we will carefully monitor their effect on guest counts in our restaurants." During the last half of 2004 and first quarter of 2005, average guest counts per restaurant declined by approximately 2% on a same store basis compared to the corresponding periods of the previous years.

J. Alexander's Corporation Reports - Page 6

     Stout said that the Company upgraded its beef program to serve only 100% Certified Angus Beef(R) in all J. Alexander's restaurants beginning in April of 2005. "We believe this change will significantly enhance the quality of our beef offerings and is consistent with our philosophy of providing the highest quality products possible to our guests," he said.

     The J. Alexander's Corporation chief executive officer pointed out that the beef market remains high and said the Company had recently signed a new annual beef pricing agreement which will increase the Company's beef input costs on an annual basis by an estimated 7% to 8%. He said that a portion of this increase was due to the change to Certified Angus Beef(R).

     "We remain sharply focused on taking measures to reduce input costs wherever possible without sacrificing our food quality," Stout said. "We are also firmly committed to ensuring that exceptional service and food quality continue as a hallmark of J. Alexander's restaurants."

     Stout noted that a portion of the increase in the Company's general and administrative expenses for 2004 was the result of the cost of compliance with various requirements of the Sarbanes-Oxley Act, the American Stock Exchange, and the Securities and Exchange Commission.

     Lastly, Stout reported that the Internal Revenue Service has completed its examination of the Company's federal income tax returns for tax years

J. Alexander's Corporation Reports - Page 7

2001 through 2003. In connection with this examination, the Company expects to pay additional income taxes and related interest expense of approximately $89,000. This includes an adjustment for additional income taxes of $127,000 related to the timing of the recognition by the Company of gift certificate revenues for tax purposes, which was partially offset by the effect of other deductions allowed by the IRS. The adjustments related to the additional amounts to be paid did not have a material effect on the Company's consolidated financial statements for the full year or fourth quarter of 2004.

     J. Alexander's Corporation presently owns 27 J. Alexander's contemporary, upscale, American casual dining restaurants which place a special emphasis on food quality and professional service. The Company's restaurants are located in Alabama, Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Michigan, Ohio, Tennessee and Texas. The Company is based in Nashville, Tennessee.

     This press release contains forward-looking statements that involve risks and uncertainties. Actual results, performance or developments could differ materially from those expressed or implied by those forward-looking statements as a result of known or unknown risks, uncertainties and other factors. These risks, uncertainties and factors include the Company's ability to increase sales in certain of its restaurants, especially two of the newer restaurants that are not performing at satisfactory levels; changes in business or economic conditions, including rising food costs and product shortages; the number and timing of new restaurant openings and its ability to operate them profitably; competition within the casual dining industry, which is very intense; competition by our new restaurants with our existing restaurants in the same vicinity; changes in consumer spending, consumer tastes, and consumer attitudes toward nutrition and health; expenses incurred if the Company is the subject of claims or litigation or increased governmental regulation; changes in accounting standards, which may affect the Company's reported results of operations; and expenses the Company may incur in order to comply with changing corporate governance and public disclosure requirements of the Securities and Exchange Commission and the American Stock Exchange. These as well as other factors are discussed in detail in the Company's filings made with the Securities and Exchange Commission and other communications.

J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                    Quarter Ended                  Year Ended
                                                                    -------------                  ----------
                                                             JAN. 2          Dec. 28        JAN. 2       Dec. 28
                                                              2005            2003           2005         2003
                                                              ----            ----           ----         ----
                                                           (14 WEEKS)      (13 Weeks)     (53 WEEKS)   (52 Weeks)
Net sales............................................         $33,488        $28,362       $122,918     $107,059

Costs and expenses:
   Cost of sales.....................................          11,187          9,387         41,324       34,732
   Restaurant labor and related costs................          10,237          9,280         38,597       35,031
   Depreciation and amortization of restaurant
     property and equipment..........................           1,210          1,136          4,670        4,337
   Other operating expenses..........................           6,370          5,238         23,394       19,651
                                                                -----        -------         ------     --------
     Total restaurant operating expenses.............          29,004         25,041        107,985       93,751

General and administrative expenses..................           2,280          1,916          8,568        8,220
Pre-opening expense..................................               -            458              -          897
Gain on involuntary property conversion .............             117              -            117            -
                                                                  ---    -----------            ---  -----------
Operating income.....................................           2,321            947          6,482        4,191
Other income (expense):
   Interest expense, net............................             (556)          (514)        (2,130)      (2,108)
   Other, net........................................             (18)            13             26           75
                                                              -------         ------         ------    ---------
     Total other expense.............................            (574)          (501)        (2,104)      (2,033)
                                                               ------         ------         ------    ---------

Income before income taxes...........................           1,747            446          4,378        2,158
Income tax provision (benefit):
   Current...........................................             602           (157)         1,444          353
   Deferred..........................................          (1,888)        (1,475)        (1,888)      (1,475)
                                                                ------         ------         ------     -------
     Total...........................................          (1,286)        (1,632)          (444)      (1,122)
                                                                -----         ------            ----      ------

Net income...........................................         $ 3,033        $ 2,078        $ 4,822      $ 3,280
                                                               ======         ======         ======       ======


Earnings per share:
   Basic earnings per share..........................       $     .47     $     .32       $     .75     $    .50
                                                             ========      ========        ========      =======
   Diluted earnings per share........................        $    .45      $    .31       $     .71      $   .49
                                                              =======       =======        ========       ======

Weighted average number of shares:
    Basic earnings per share.........................           6,455          6,433          6,446        6,519
   Diluted earnings per share........................           6,769          6,762          6,781        6,693

J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
PERCENTAGES OF SALES


                                                                   Quarter Ended                 Year Ended
                                                                   -------------                 ----------
                                                               JAN. 2          Dec. 28        JAN. 2     Dec. 28
                                                                2005            2003           2005        2003
                                                                ----            ----           ----        ----
                                                             (14 WEEKS)    (13 Weeks)       (53 WEEKS)  (52 Weeks)

Net sales..............................................         100.0%         100.0%         100.0%      100.0%

Costs and expenses:
   Cost of sales.....................................            33.4           33.1           33.6        32.4
   Restaurant labor and related costs................            30.6           32.7           31.4        32.7
   Depreciation and amortization of restaurant
     property and equipment..........................             3.6            4.0            3.8         4.1
   Other operating expenses..........................            19.0           18.5           19.0        18.4
                                                                 ----           ----           ----        ----
     Total restaurant operating expenses.............            86.6           88.3           87.9        87.6

General and administrative expenses..................             6.8            6.8            7.0         7.7
Pre-opening expense..................................               -            1.6              -         0.8
Gain on involuntary property conversion..............             0.3              -            0.1           -
                                                             --------         ------            ---     -------
Operating income.....................................             6.9            3.3            5.3         3.9
Other income (expense):
   Interest expense, net............................             (1.7)          (1.8)          (1.7)       (2.0)
   Other, net........................................            (0.1)             -              -         0.1
                                                                 -----         ------          -----     ------
     Total other expense.............................            (1.7)          (1.8)          (1.7)       (1.9)
                                                                 ----           ----           ----        ----
Income before income taxes...........................             5.2            1.6            3.6         2.0
Income tax provision (benefit):
   Current...........................................             1.8           (0.6)           1.2         0.3
   Deferred..........................................            (5.6)          (5.2)          (1.5)       (1.4)
                                                                 ----           ----           ----        ----
     Total...........................................            (3.8)          (5.8)          (0.4)       (1.0)
                                                                  ---          -----            ---        ----
Net income...........................................             9.1%           7.3%           3.9%        3.1%
                                                                 ====           ====          =====       =====
Note: Certain percentage totals do not sum due to rounding.

AVERAGE WEEKLY SALES INFORMATION:

Average weekly sales per restaurant..................         $87,900        $82,200        $85,800     $81,600
Percent increase.....................................           +6.9%                         +5.1%

Same store weekly sales per restaurant (1)...........         $90,300        $83,700        $88,500     $82,000
Percent increase.....................................           +7.9%                        +7.9


(1)  Includes the twenty-five restaurants open for more than eighteen months.

J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN THOUSANDS)


                                                                                 JANUARY 2           December 28
                                                                                   2005                 2003
                                                                                   ----                 ----

                                 ASSETS

Current Assets

      Cash and cash equivalents............................................       $7,495                $1,635
      Deferred income taxes................................................        1,327                   791
      Other current assets.................................................        2,500                 2,707
                                                                                   -----                 -----
         Total current assets..............................................       11,322                 5,133

Other assets...............................................................        1,122                 1,009
Property and equipment, net................................................       72,425                73,613
Deferred income taxes......................................................        3,236                 1,884
Deferred charges, net......................................................          814                   898
                                                                                --------              --------
                                                                                 $88,919               $82,537
                                                                                  ======                ======



         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities........................................................      $10,757               $10,891
Long-term debt and capital lease obligations...............................       24,017                24,642
Other long-term liabilities................................................        4,543                 2,572
Stockholders' equity.......................................................       49,602                44,432
                                                                                  ------                ------
                                                                                 $88,919               $82,537
                                                                                  ======                ======